Exhibit 24.1

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Lawrence Pemble and Robert C. Low, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent with full power to execute in his or her name (whether on behalf of Chindex International, Inc. (the “Company”) or as an officer or director of the Company) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to shares of the Company’s Common Stock issuable under the Company’s 2007 Stock Incentive Plan, as amended effective as of May 31, 2012, including without limitation, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission.  Each such attorney-in-fact and his or her substitutes shall have and may exercise all powers to act hereunder as the undersigned could do in person.  The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the date indicated.

Signatures	Title	Date
/s/ Kenneth A. Nilsson	Chairman of the Board	May 30, 2012
Kenneth A. Nilsson
/s/ Roberta Lipson	President and Chief Executive Officer and	May 30, 2012
Roberta Lipson	Director (principal executive officer)
/s/ Elyse Beth Silverberg	Executive Vice President, Secretary and	May 30, 2012
Elyse Beth Silverberg	Director
/s/ Lawrence Pemble	Executive Vice President, Chief Operating	May 30, 2012
Lawrence Pemble	Officer and Director
/s/ Robert C. Low	Senior Vice President, Finance, Chief Financial	May 30, 2012
Robert C. Low	Officer and Corporate Controller (principal
financial and accounting officer)
/s/ Julius Y. Oestreicher	Director	May 30, 2012
Julius Y. Oestreicher
/s/ Carol R. Kaufman	Director	May 30, 2012
Carol R. Kaufman
/s/ Holli Harris	Director	May 30, 2012
Holli Harris